Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

May 30, 2014
Kemper Corporation Announces Catastrophe Loss Estimate for April and May 2014

CHICAGO--(BUSINESS WIRE)-- Kemper Corporation (NYSE: KMPR) announced today its preliminary estimate for catastrophe losses from severe storms in April and May 2014.

Kemper estimates its second quarter 2014 earnings will include pre-tax catastrophe losses in the range of $40 million to $50 million for the months of April and May 2014. The company does not expect to recover any of these losses under its catastrophe reinsurance program.

While the losses were related to a number of storms, the greatest losses were from a series of wind and hail storms between May 18 and May 23, which heavily impacted the company’s policyholders in Montana, Pennsylvania, Illinois, South Carolina and North Carolina.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper is available by visiting kemper.com.
Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Contact
Investors:     Diana Hickert-Hill
312.661.4930
investor.relations@kemper.com

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